Exhibit 99.1

News Release
International Paper Reports Third Quarter 2026 Results
THIRD QUARTER 2026 FINANCIAL SUMMARY
•Net sales of $6.20 billion
•Loss from continuing operations of $1.10 billion includes a $1.38 billion non-cash goodwill impairment charge for our Packaging Solutions EMEA business segment
•Adjusted EBITDA (non-GAAP) from continuing operations of $843 million
•Packaging Solutions North America Business segment operating profit of $427 million
•Cash provided by operating activities of $339 million
•Free cash flow (non-GAAP) of $(267) million

FINANCIAL TARGETS(1)
•Packaging Solutions North America Business segment operating profit:
◦Fourth quarter 2026: $460-$500 million
◦Full-Year 2026: $1.3-$1.4 billion
•Packaging Solutions North America Adjusted EBITDA (non-GAAP):
◦Fourth quarter 2026: $700-$740 million
◦Full-Year 2026: $2.27-$2.31 billion

(1) As a result of the planned separation of the EMEA packaging business and the subsequent U.K. regulatory requirements, the Company is no longer including our existing Packaging Solutions EMEA financial guidance in our guidance framework and does not anticipate providing such guidance in the future.

MEMPHIS, Tenn. – October 28, 2026 – International Paper (NYSE: IP; LSE: IPC) (the "Company") today announced results for the quarter ended September 30, 2026.

“Our third-quarter results reflect meaningful progress on our strategy despite persistent macro headwinds,” said International Paper Chairman and CEO Andy Silvernail. “In North America, we are improving our operational performance, building a structurally lower-cost business and realizing the benefits of prior pricing actions, while continuing to create value for our customers. In EMEA, we executed well on our ongoing restructuring and cost-out initiatives, while the macro environment continued to weigh on results and pace of margin recovery.”

“We are executing on the core controllables in a more challenging world. We remain focused on building an advantaged cost position, delivering a superior customer experience and strengthening our relative supply position,” Silvernail added. “At the same time, we are advancing the separation of our EMEA packaging business. We have conviction in our strategy, confidence in our ability to execute and a clear path to becoming a stronger International Paper that delivers value for all stakeholders.”

Select Financial Measures
The preliminary third quarter 2026 results discussed in this release will be finalized in our Quarterly Report on Form 10-Q, which we intend to file with the U.S. Securities and Exchange Commission on or about November 4, 2026. This release refers to certain non-GAAP financial measures, which are defined below.

(In millions)	Third Quarter 2026	Third Quarter 2025	Second Quarter 2026
Net Sales	$6,197	$6,222	$6,004
Earnings (Loss) from Continuing Operations	(1,097)	(426)	(12)
Adjusted EBITDA from Continuing Operations (non-GAAP)	843	859	587
Adjusted Operating Earnings (Loss) (non-GAAP)	197	(224)	18
Cash Provided By (Used For) Operating Activities	339	605	526
Free Cash Flow (non-GAAP)	(267)	150	(7)

Diluted EPS from Continuing Operations and Adjusted Operating EPS

	Third Quarter 2026	Third Quarter 2025	Second Quarter 2026
Diluted Earnings (Loss) Per Share from Continuing Operations	$(2.07)	$(0.81)	$(0.02)
Add Back – Non-Operating Pension Expense (Income)	(0.03)	(0.01)	(0.03)
Add Back – Net Special Items Expense (Income)	2.70	0.67	0.10
Income Taxes - Non-Operating Pension and Special Items	(0.23)	(0.28)	(0.01)
Adjusted Operating Earnings (Loss) Per Share (non-GAAP)	$0.37	$(0.43)	$0.04

NON-GAAP FINANCIAL MEASURES
The Company believes that these non-GAAP financial measures, when viewed alongside the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results from continuing operations. Reconciliations to the most directly comparable GAAP measures and an explanation of why management believes these non-GAAP financial measures provide useful information to investors are included later in this release.

Adjusted EBITDA from continuing operations is defined as earnings (loss) from continuing operations (a GAAP measure) before income taxes, equity earnings (loss), interest expense, net, net special items, non-operating pension expense (income) and depreciation and amortization. The most directly comparable GAAP measure is earnings (loss) from continuing operations.

Adjusted operating earnings (loss) and adjusted operating earnings (loss) per share are defined as earnings (loss) from continuing operations (a GAAP measure) excluding net special items and non-operating pension expense (income). The Company calculates adjusted operating earnings (loss) (non-GAAP) by excluding the after-tax effect of non-operating pension expense (income) and net special items from the earnings (loss) from continuing operations reported under U.S. GAAP. Adjusted operating earnings (loss) per share is calculated by dividing adjusted operating earnings (loss) by the diluted average shares of common stock outstanding. The most directly comparable GAAP measures are earnings (loss) from continuing operations and diluted earnings (loss) per share from continuing operations.

Free cash flow is defined as cash provided by (used for) operating activities (a GAAP measure) less capital expenditures. The most directly comparable GAAP measure is cash provided by (used for) operations.

Packaging Solutions North America Adjusted EBITDA is a non-GAAP financial measure defined as business segment operating profit before depreciation and amortization and excluding the Recycling business adjusted EBITDA. Business segment operating profit is defined as earnings (loss) before income taxes and equity earnings, but including the impact of less than wholly owned subsidiaries, and excluding interest expense, net, net special items and non-operating pension expense. Business segment operating profit at a segment level is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280. The most directly comparable GAAP measure is business segment operating profit (loss).

For discussion of net special items and non-operating pension expense (income), see the disclosure that follows Effects of Net Special Items and Consolidated Statement of Operations and related notes included later in this release.

SEGMENT INFORMATION
The following table presents net sales by business segment and business segment operating profit (loss), which is the Company's measure of segment profitability. Business segment operating profit (loss) is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. Third quarter 2026 net sales by business segment and business segment operating profit (loss) compared with the second quarter of 2026 and the third quarter of 2025 are as follows:
Business Segment Results

(In millions)	Third Quarter 2026	Third Quarter 2025	Second Quarter 2026
Net Sales by Business Segment
Packaging Solutions North America	$3,880	$3,898	$3,688
Packaging Solutions EMEA	2,280	2,310	2,287
Corporate and Inter-segment Sales	37	14	29
Net Sales	$6,197	$6,222	$6,004
Business Segment Operating Profit (Loss)
Packaging Solutions North America	$427	$(166)	$204
Packaging Solutions EMEA	(73)	(58)	(80)

Packaging Solutions North America (PS NA) business segment operating profit (loss) in the third quarter of 2026 was $427 million compared with $204 million in the second quarter of 2026. In the third quarter of 2026, net sales increased reflecting higher sales prices partially offset by lower sales volumes driven by a softer demand environment. Cost of products sold decreased driven by lower planned maintenance outage costs and lower sales volumes, partially offset by higher input costs for recovered fiber, energy and fuel. Improved mill performance drove lower operating costs including the non-repeat of the Riverdale paper machine conversion. This was partially offset by the impact of suspended operations at Pine Hill. Depreciation and amortization expense increased due to two additional months of depreciation expense in the third quarter compared to the second quarter for the NORPAC mill and additional box system investments. Distribution expense increased due to higher freight costs. Results also reflected a full quarter of earnings from the NORPAC mill acquisition compared with one month of earnings in the second quarter of 2026.

Packaging Solutions EMEA (PS EMEA) business segment operating profit (loss) in the third quarter of 2026 was $(73) million compared with $(80) million in the second quarter of 2026. Net sales decreased slightly in the third quarter of 2026 compared with the second quarter of 2026, as higher sales prices for paper were more than offset by lower sales volumes in a continued soft market. Cost of products sold decreased driven by lower sales volumes and continued cost-out actions partially offset by higher input costs for energy. Packaging margins were impacted by higher paper prices not yet realized in previously published box pricing. Depreciation and amortization increased due to higher accelerated depreciation associated with cost-out actions. Selling and administrative expenses were lower driven by lower overhead and incentive compensation expense.
EFFECTS OF NET SPECIAL ITEMS

Continuing Operations
Net special items include items considered by management to not be reflective of the Company's underlying operations. Net special items in the third quarter of 2026 amount to a net after-tax charge of $1.31 billion ($2.46 per diluted share) compared with a net after-tax charge of $205 million ($0.39 per diluted share) in the third quarter of 2025 and a net after-tax charge of $42 million ($0.08 per diluted share) in the second quarter of 2026. Net special items in all periods include the following charges (benefits):

	Third Quarter 2026			Third Quarter 2025			Second Quarter 2026
(In millions)	Before Tax	After Tax		Before Tax	After Tax		Before Tax	After Tax
PS EMEA goodwill impairment	$1,377	$1,377	(a)	$—	$—		$—	$—
PS EMEA separation costs	65	52	(b)	—	—		43	32	(b)
Severance and other costs	9	8	(c)	342	257	(c)	9	7	(c)
NORPAC acquisition transaction costs	2	2	(b)	—	—		5	4	(b)
DS Smith combination costs (benefits)	—	—		(26)	(18)	(b)	—	—
Net (gains) losses on sales and impairments of assets	(23)	(18)	(d)	15	11	(d)	—	—
Net (gains) losses on sales and impairments of businesses	—	—		16	12	(f)	(11)	(8)	(f)
Environmental remediation adjustments	—	—		7	5	(g)	—	—
Tax benefit related to settlement of tax audits	—	(78)	(e)	—	—		—	—
Tax benefit related to capital losses	—	(38)	(e)	—	(62)	(e)	—	—
Other	—	—		—	—		8	7
Total special items, net	$1,430	$1,305		$354	$205		$54	$42

(a)	In conjunction with management's evaluation of goodwill, we measured the current fair value of PS EMEA business segment relative to its carrying value. Based on the results of this analysis and in accordance with U.S. GAAP, the company recorded a pre-tax, non-cash goodwill impairment charge of $1.38 billion as of September 30, 2026 related to the PS EMEA business segment. See note (d) of the Consolidated Statement of Operations.
(b)	Transaction, integration, separation and other costs/benefits that the Company believes are not reflective of the Company's underlying operations. See notes (a), (j) and (k) of the Consolidated Statement of Operations.
(c)	Severance and other costs associated with the Company's 80/20 strategic approach which includes the realignment of resources and mill strategic actions. See notes (c) and (n) of the Consolidated Statement of Operations.
(d)	Includes the sale of assets of the previously closed box plant in Compton, California and charges associated with the Company's subsequently sold aircraft assets. See notes (f) and (p) of the Consolidated Statement of Operations.
(e)	Includes a tax benefit associated with the settlement of tax audits and a decrease in the valuation against capital losses. See notes (h) and (q) of the Consolidated Statement of Operations.
(f)	Includes amounts related to the sale of our kraft paper bag business and the sale of the Company's box plant in Chile. See notes (e) and (o) of the Consolidated Statement of Operations.
(g)	Environmental remediation adjustments associated with remediation work at a waste pit site at a mill acquired but never operated by the Company, and last utilized by the predecessor owner of the mill. See note (j) on the Consolidated Statement of Operations.

PACKAGING SOLUTIONS EMEA SEPARATION UPDATE
The Company has made significant progress preparing to separate its EMEA packaging business into an independent company which will be known as DS Smith plc. As a result of the planned separation of the EMEA packaging business and the subsequent U.K. regulatory requirements, the Company is no longer including our existing Packaging Solutions EMEA financial guidance in our guidance framework and does not anticipate providing such guidance in the future.

The EMEA packaging business leadership team will hold a Capital Markets Day in London on November 3, 2026, 13:00-17:00 GMT (8:00 a.m.-12:00 p.m. ET). The team will discuss plans for the new company and its position as an enhanced pure-play packaging leader within the European market. The team will also provide details about the business model, growth strategy and financial outlook post separation. The event will be available via webcast, and a recording will be provided on DS Smith's website following the event.

EARNINGS WEBCAST
The Company will host a webcast today where management will discuss third quarter 2026 earnings, progress on the planned separation of the EMEA packaging business and market conditions as well as the full-year outlook for Packaging Solutions North America, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the Company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (646) 307-1963 or, within the U.S. only, (800) 715-9871, and ask to be connected to the International Paper third quarter 2026 earnings call. The conference ID number is 8855052. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (609) 800-9909 or, within the U.S. only, (800) 770-2030 and when prompted for the conference ID, enter 8855052.

ABOUT INTERNATIONAL PAPER (NYSE: IP; LSE: IPC)
International Paper creates sustainable packaging solutions that enable our customers, teammates and shareowners to thrive in an ever-changing world. We are a leader in corrugated packaging, partnering with customers across industries to protect what matters most, strengthen supply chains and create lasting value. Learn more at internationalpaper.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “outlook,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit,” “plan,” and “preliminary” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding anticipated financial results, economic conditions, industry trends, future prospects, and the anticipated benefits, execution and consummation of strategic corporate transactions. Factors which could cause actual results to differ include but are not limited to: (i) our ability to consummate and achieve the benefits expected from, and other risks, costs and expenses associated with, our plans to separate our North America and Europe, Middle East and Africa (“EMEA”) operations into two independent companies and other corporate transactions on a timely basis or at all, including the risk that an impairment charge may be recorded for goodwill or other intangible assets, which may lead to decreased assets and reduced net earnings; (ii) the possibility that, following evaluation of strategic alternatives, the separation of our EMEA operations may be effected in a different form than initially contemplated; (iii) our ability to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from corporate transactions; (iv) risks associated with our strategic business decisions including facility closures, business exits, operational changes, corporate restructurings and portfolio rationalizations intended to support the Company’s 80/20 strategic approach for long-term growth; (v) our failure to comply with the obligations associated with being a public company listed on the New York Stock Exchange and the London Stock Exchange and the costs associated therewith; (vi) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our targets and goals with respect to climate change and the emission of greenhouse gases and other environmental, social and governance matters, including our ability to meet such targets and goals; (vii) loss contingencies and pending, threatened or future litigation or investigations, including with respect to environmental and antitrust related matters; (viii) the level of our indebtedness, risks associated with our variable rate debt and changes in interest rates; (ix) the impact of global and domestic economic conditions and industry conditions, including with respect to current challenging macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy price increases or shortages in energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (x) risks arising from conducting business internationally, domestic and global geopolitical conditions and tensions involving military conflict (including major global actors such as Russia, the Middle East, the further expansion of such conflicts and the geopolitical and economic consequences associated therewith), as well as broader geopolitical tensions, changes in currency exchange rates, including in light of our assets, liabilities and earnings denominated in foreign currencies as we proceed with the planned separation of our North America and EMEA packaging business, trade policies (including but not limited to protectionist measures and the imposition of new or increased tariffs as well as the potential impact of retaliatory tariffs and other penalties including retaliatory policies against the United States) and global trade tensions, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (xi) the amount of our future pension funding obligations, and pension and healthcare costs; (xii) the costs of compliance, or the failure to comply with, existing, evolving or new environmental (including with respect to climate change and greenhouse gas emissions), tax, trade, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws, regulations and policies (including but not limited to those in the United Kingdom and European Union); (xiii) a material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (xiv) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xv) our exposure to claims under our agreements with Sylvamo Corporation; (xvi) our ability to attract and retain qualified personnel and maintain good employee or labor relations; (xvii) our ability to maintain effective internal control over financial reporting; and (xviii) our ability to adequately secure and protect our intellectual property rights. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: newsroom@ipaper.com Investors: Mandi Gilliland; 901-419-4595; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Condensed Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2026		2025		2026		2026		2025
Net Sales	$6,197		$6,222		$6,004		$18,172		$17,628
Costs and Expenses
Cost of products sold	4,263		4,287	(j)	4,344		12,851		12,514	(j)
Selling and administrative expenses	558	(a)	493	(k)	564	(a)	1,632	(a)	1,505	(k)
Depreciation and amortization	526	(b)	1,099	(l)	488	(b)	1,503	(b)	2,050	(l)
Distribution expenses	559		524		523		1,595		1,457
Taxes other than payroll and income taxes	41		40		42		124		168	(m)
Restructuring charges, net	9	(c)	342	(n)	9	(c)	41	(c)	464	(n)
Impairment of goodwill	1,377	(d)	—		—		1,377	(d)	—
Net (gains) losses on sales and impairments of businesses	—		16	(o)	(11)	(e)	(11)	(e)	(35)	(o)
Net (gains) losses on sales and impairments of assets	(23)	(f)	15	(p)	—		(23)	(f)	(52)	(p)
Interest expense, net	96		85		87		259	(g)	277
Non-operating pension expense (income)	(15)		(4)		(16)		(49)		(6)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	(1,194)		(675)		(26)		(1,127)		(714)
Income tax provision (benefit)	(97)	(h)	(250)	(q)	(15)		(95)	(h)	(242)	(q)
Equity earnings (loss), net of taxes	—		(1)		(1)		(1)		(3)
Earnings (Loss) From Continuing Operations	(1,097)		(426)		(12)		(1,033)		(475)
Discontinued Operations, net of taxes	(29)	(i)	(676)	(i)	—		(45)	(i)	(657)	(i)
Net Earnings (Loss)	$(1,126)		$(1,102)		$(12)		$(1,078)		$(1,132)
Basic Earnings (Loss) Per Common Share
Earnings (loss) from continuing operations	$(2.07)		$(0.81)		$(0.02)		$(1.95)		$(0.95)
Discontinued operations	(0.06)		(1.28)		—		(0.09)		(1.32)
Net earnings (loss)	$(2.13)		$(2.09)		$(0.02)		$(2.04)		$(2.27)
Diluted Earnings (Loss) Per Common Share
Earnings (loss) from continuing operations	$(2.07)		$(0.81)		$(0.02)		$(1.95)		$(0.95)
Discontinued operations	(0.06)		(1.28)		—		(0.09)		(1.32)
Net earnings (loss)	$(2.13)		$(2.09)		$(0.02)		$(2.04)		$(2.27)
Average Shares of Common Stock Outstanding - Diluted	529.6		528.0		529.5		529.3		498.2

The accompanying notes are an integral part of this Consolidated Statement of Operations (preliminary and unaudited).

(a)	Includes pre-tax charges of $65 million ($52 million after taxes), $43 million ($32 million after taxes) and $119 million ($92 million after taxes) for the three months ended September 30, 2026 and June 30, 2026 and the nine months ended September 30, 2026, respectively, for costs associated with the announced separation of our PS EMEA business, pre-tax charges of $2 million (before and after taxes), $5 million ($4 million after taxes) and $7 million ($6 million after taxes) for the three months ended September 30, 2026 and June 30, 2026 and the nine months ended September 30, 2026, respectively, for costs associated with the NORPAC acquisition and pre-tax charges of $8 million ($7 million after taxes) and $11 million ($9 million after taxes) for the three months ended June 30,2026 and the nine months ended September 30, 2026, respectively, for other costs.
(b)	Includes pre-tax charges of $33 million, $23 million and $72 million for the three months ended September 30, 2026 and June 30, 2026 and the nine months ended September 30, 2026, respectively, for accelerated deprecation associated with our site closures.
(c)	Includes pre-tax charges of $9 million ($8 million after taxes), $9 million ($7 million after taxes) and $41 million ($32 million after taxes) for the three months ended September 30, 2026 and June 30, 2026 and the nine months ended September 30, 2026, respectively, for severance and other costs related to our mill closures and 80/20 strategic actions.
(d)	Includes a charge of $1.38 billion (before and after taxes) for the three months and nine months ended September 30, 2026 for the non-cash impairment of goodwill in our PS EMEA business.
(e)	Includes a pre-tax gain of $11 million ($8 million after taxes) for the three months ended June 30, 2026 and the nine months ended September 30, 2026 related to the completed sale of our box plant in Chile.
(f)	Includes a pre-tax gain of $30 million ($23 million after taxes) for the three months and nine months ended September 30, 2026 for the sale of assets at our permanently closed Compton, California box plant and a pre-tax charge of $7 million ($5 million after taxes) for the three months and nine months ended September 30, 2026 for other items.

(g)	Includes pre-tax income of $11 million ($8 million after taxes) for the nine months ended September 30, 2026 for interest income related to an income tax refund.
(h)	Includes tax benefits of $78 million and $38 million for the three months and nine months ended September 30, 2026 related to the settlement of tax audits and a decrease in the valuation allowance against capital losses, respectively.
(i)	Includes the results for the former Global Cellulose Fibers business which was sold on January 23, 2026.
(j)	Includes a pre-tax benefit of $41 million ($30 million after taxes) and a pre-tax charge of $29 million ($22 million after taxes) for the three months and nine months ended September 30, 2025, respectively, for the inventory step-up recognized in purchase accounting related to the DS Smith combination and a pre-tax charge of $7 million ($5 million after taxes) for the three months and nine months ended September 30, 2025 for environmental remediation adjustments.

(k)	Includes pre-tax charges of $15 million ($12 million net of tax) and $148 million ($122 million after taxes) for the three months and nine months ended September 30, 2025, respectively, for transaction costs and integration costs associated with the DS Smith combination.
(l)	Includes pre-tax charges of $675 million and $872 million for the three months and nine months ended September 30, 2025, respectively, for accelerated depreciation associated with our mill and 80/20 strategic actions.
(m)	Includes a pre-tax charge of $50 million (before and after taxes) for the nine months ended September 30, 2025 for a UK stamp tax associated with the DS Smith combination.
(n)	Includes pre-tax charges of $342 million ($257 million after taxes) and $464 million ($354 million after taxes) for the three months and nine months ended September 30, 2025, respectively, for severance and other costs related to our mill closures and 80/20 strategic actions.
(o)	Includes a pre-tax charge of $16 million ($12 million after taxes) for the three months and nine months ended September 30, 2025 for the impairment of our kraft paper bag business and a pre-tax gain of $51 million ($40 million after taxes) for the nine months ended September 30, 2025 related to the sale of five European box plants in Mortagne, Saint-Amand, and Cabourg (France), Ovar (Portugal) and Bilbao (Spain) to satisfy regulatory commitments in connection with the DS Smith combination.
(p)	Includes a pre-tax charge of $15 million ($11 million after taxes) for the three months and nine months ended September 30, 2025 related to the impairment of subsequently sold aircraft assets, a pre-tax gain of $62 million ($47 million after taxes) for the nine months ended September 30, 2025 for asset sales related to our permanently closed Orange, Texas containerboard mill and a pre-tax gain of $5 million ($4 million after taxes) for the nine months ended September 30, 2025 related to miscellaneous land sales and other items.
(q)	Includes a tax benefit of $62 million for the three months and nine months ended September 30, 2025 related to capital losses associated with the sale of our Global Cellulose Fibers business.

INTERNATIONAL PAPER COMPANY
Reconciliation of Earnings (Loss) from Continuing Operations to Adjusted Operating Earnings (Loss)
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Earnings (Loss) from Continuing Operations	$(1,097)	$(426)	$(12)	$(1,033)	$(475)
Add back: Non-operating pension expense (income)	(15)	(4)	(16)	(49)	(6)
Add back: Net special items expense (income)	1,430	354	54	1,510	611
Income taxes - Non-operating pension and special items	(121)	(148)	(8)	(132)	(187)
Adjusted Operating Earnings (Loss) (non-GAAP)	$197	$(224)	$18	$296	$(57)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Diluted Earnings (Loss) per Common Share from Continuing Operations	$(2.07)	$(0.81)	$(0.02)	$(1.95)	$(0.95)
Add back: Non-operating pension expense (income)	(0.03)	(0.01)	(0.03)	(0.09)	(0.01)
Add back: Net special items expense (income)	2.70	0.67	0.10	2.85	1.23
Income taxes per share - Non-operating pension and special items	(0.23)	(0.28)	(0.01)	(0.25)	(0.38)
Adjusted Operating Earnings (Loss) per Share (non-GAAP)	$0.37	$(0.43)	$0.04	$0.56	$(0.11)
Notes:
Management uses adjusted operating earnings (loss) and adjusted operating earnings (loss) per share (non-GAAP financial measures) to focus on on-going operations and believes that such non-GAAP financial measures are useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that these non-GAAP financial measures, viewed alongside the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results from continuing operations. See the section Non-GAAP Financial Measures for the definitions of adjusted operating earnings and adjusted operating earnings per share and the most directly comparable GAAP measures.

Non-operating pension expense (income) represents amortization of prior service cost, amortization of actuarial gains/losses, expected return on assets and interest cost. The Company excludes these amounts from adjusted operating earnings (loss) as the Company does not believe these items reflect ongoing operations. These particular pension cost elements are not directly attributable to current employee service. The Company includes service cost in our non-GAAP financial measure as it is directly attributable to employee service, and the corresponding employees' compensation elements, in connection with ongoing operations.

Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Reconciliation of Adjusted EBITDA from Continuing Operations
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Earnings (Loss) From Continuing Operations	$(1,097)	$(426)	$(12)	$(1,033)	$(475)
Add back: Income tax provision (benefit)	(97)	(250)	(15)	(95)	(242)
Less: Equity earnings (loss), net of taxes	—	(1)	(1)	(1)	(3)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	(1,194)	(675)	(26)	(1,127)	(714)
Interest expense, net	96	85	87	259	277
Special items	1,430	354	54	1,521	611
Non-operating pension expense (income)	(15)	(4)	(16)	(49)	(6)
Depreciation and amortization	526	1,099	488	1,503	2,050
Adjusted EBITDA from Continuing Operations (non-GAAP)	$843	$859	$587	$2,107	$2,218
Notes:

Management also uses adjusted EBITDA from continuing operations (a non-GAAP financial measure) to focus on on-going operations and believes this measure is useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that adjusted EBITDA from continuing operations, viewed alongside the most directly comparable GAAP measure, provides for a more complete analysis of the Company's results from continuing operations. See the section titled Non-GAAP Financial Measures for the definition of adjusted EBITDA from continuing operations and the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Reconciliation of Packaging Solutions North America (PS NA) Adjusted EBITDA Outlook
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31, 2026	Twelve Months Ended December 31, 2026
Business Segment Operating Profit	$460-$500	$1,345-$1,385
Add back: Depreciation and amortization	245	943
Less: Recycling Business EBITDA	5	18
PS NA Adjusted EBITDA	$700-$740	$2,270-$2,310
Notes:

Management also uses PS NA adjusted EBITDA (a non-GAAP financial measure) to focus on on-going operations and believes this measure is useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results. The company believes that PS NA adjusted EBITDA, viewed alongside the directly comparable GAAP measure, provides for a more complete analysis of the Company's results. See the section titled Non-GAAP Financial Measures for the definition of PS NA adjusted EBITDA and the most directly comparable GAAP measure.

As a result of the planned separation of the EMEA packaging business and the subsequent U.K. regulatory requirements, the Company is no longer including our existing Packaging Solutions EMEA financial guidance as part of our guidance framework and does not anticipate providing such guidance in the future.

INTERNATIONAL PAPER COMPANY
Condensed Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and Temporary Investments	$815	$1,145
Accounts and Notes Receivable, Net	4,324	3,791
Contract Assets	640	635
Assets Held for Sale	—	1,800
Inventories	2,119	2,012
Other	813	723
Total Current Assets	8,711	10,106
Plants, Properties and Equipment, Net	14,880	14,443
Goodwill	3,910	5,326
Intangibles, Net	3,852	4,043
Long-Term Financial Assets of Variable Interest Entities	2,363	2,349
Right of Use Assets	644	697
Overfunded Pension Plan Assets	564	486
Deferred Charges and Other Assets	713	514
Total Assets	$35,637	$37,964
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$1,963	$992
Liabilities Held for Sale	—	502
Accounts Payable and Other Current Liabilities	6,625	6,405
Total Current Liabilities	8,588	7,899
Long-Term Debt	7,728	8,839
Deferred Income Taxes	1,938	1,898
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,132	2,127
Long-Term Lease Obligations	449	486
Underfunded Pension Benefit Obligation	294	316
Postretirement and Postemployment Benefit Obligation	126	133
Other Liabilities	1,236	1,439
Equity
Common Stock	627	627
Paid-in Capital	14,395	14,414
Retained Earnings	3,066	4,885
Accumulated Other Comprehensive Loss	(444)	(528)
	17,644	19,398
Less: Common Stock Held in Treasury, at Cost	4,498	4,571
Total Equity	13,146	14,827
Total Liabilities and Equity	$35,637	$37,964

INTERNATIONAL PAPER COMPANY
Condensed Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net earnings (loss)	$(1,078)	$(1,132)
Depreciation and amortization	1,503	2,184
Deferred income tax expense (benefit), net	(68)	(738)
Restructuring charges, net	41	459
Impairment of goodwill	1,377	—
Net (gains) losses on sales and impairments of businesses	30	973
Net (gains) losses on sales and impairments of assets	(23)	(52)
Periodic pension (income) expense, net	(1)	20
Other, net	(108)	(54)
Changes in operating assets and liabilities
Accounts and notes receivable	(337)	(166)
Contract assets	(9)	(62)
Inventories	(116)	(53)
Accounts payable	373	(182)
Other current liabilities	(205)	(280)
Other current assets	97	(124)
Cash Provided By (Used For) Operating Activities	1,476	793
Investment Activities
Capital expenditures	(1,656)	(1,207)
Acquisitions, net of cash acquired	(457)	414
Proceeds from divestitures, net of cash divested	1,045	138
Proceeds from sale of fixed assets	103	108
Proceeds from insurance recoveries	65	33
Other	(7)	36
Cash Provided By (Used For) Investment Activities	(907)	(478)
Financing Activities
Issuance of debt	789	422
Reduction of debt	(829)	(193)
Change in book overdrafts	(85)	14
Repurchases of common stock and payments of restricted stock tax withholding	(31)	(64)
Dividends paid	(735)	(733)
Other	(7)	(1)
Cash Provided By (Used for) Financing Activities	(898)	(555)
Effect of Exchange Rate Changes on Cash and Temporary Investments	(17)	75
Change in Cash and Temporary Investments	(346)	(165)
Cash and Temporary Investments
Beginning of the period	1,161	1,170
End of the period	$815	$1,005

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Provided By (Used For) Operating Activities	$339	$605	$1,476	$793
Adjustments:
Capital expenditures	(606)	(455)	(1,656)	(1,207)
Free Cash Flow (non-GAAP)	$(267)	$150	$(180)	$(414)

Management uses free cash flow (a non-GAAP financial measure) in connection with managing our business and believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. See the section titled Non-GAAP Financial Measures for the definition of free cash flow and the most directly comparable GAAP measure.

The preliminary non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of preliminary non-GAAP financial measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned not to place undue reliance on the non-GAAP financial measures presented in this release.